Bank of South Carolina Corporation 10-K

Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sheryl G. Sharry, Chief Financial Officer/Executive Vice President of Bank of South Carolina Corporation (the “Company”), certify that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ended December 31, 2015 of the Company (the “report):

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2016

BY:	/s/Sheryl G. Sharry
Sheryl G. Sharry
Chief Financial Officer/Executive Vice President